UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment 4
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gold Standard Mining Company
(Exact Name of registrant in its charter)

Nevada	6770
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

226 North Cottonwood Drive
Gilbert, Arizona 85234
Telephone (801) 830-8288
Email kimds@investmentcatalyst.com

Address and telephone number of principal executive offices)

Elaine Dowling, Esq.
EAD Law Group, LLC
8275 S. Eastern Ave #200
 Las Vegas, NV 89123
(702) 724-2636
(Name, address and telephone number of agent for service)

Copies to:
Elaine Dowling, Esq.
EAD Law Group, LLC
8275 S. Eastern Ave #2006671 S. Las Vegas Blvd, Suite 210
 Las Vegas, NV 8912319
(702) 724-263661-6769
ead@eadlawgroup.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐     .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐     .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	3,000,000	$0.04	$120,000.00	$13.91

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus
Gold Standard Mining Company
1,000,000 minimum up to 3,000,000 maximum Shares of Common Stock, $0.04 per share
Under the 419 registration, Gold Standard Mining Company sold 1,000,000 shares at a price of $0.04 to 43 investors.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company fbo Gold Standard Mining Company.  All subscription funds will be held in Escrow in a non-interest-bearing Escrow Account at Branch Banking and Trust Company.  No funds have been released to the Company.  See the section entitled “Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors were deposited in an account (non-interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the Escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. This acquisition may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the investor’s funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company.) Unless sufficient investors (investors constituting at least 80% of the funds raised) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will receive the return of his deposited funds (minus up to 10% which may be release to the registrant upon entire completion of the offering) and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company is currently a Shell company.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned  to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company)  Until 90 days after the date funds and securities are released from the Escrow or Escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

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RECONFIMATION OFFERING

Shareholders are being asked to reconfirm their investment given the proposed acquisition and such acquisition will not be completed unless at least 80% of the investors reconfirm their offering.

On November 15, 2017, Gold Standard Mining Company (“GSMC”) entered into an exchange agreement with Seven Hundred Seventy 7, Inc.  (“777”) to exchange a total of 64,500,000 shares of GSMC in exchange for 100% of the issued and outstanding shares of 777.  At the closing of the Exchange Agreement (which is contingent upon an 80% reconfirmation vote under Rule 419), 777 will become a wholly-owned subsidiary of GSMC and GSMC will acquire the business and operations of 777.

777 is a mining company which has entered into an agreement to purchase mining property, titled Golden Reef Property in Maricopa County Arizona. The deposit has been made for this purchase.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date the Deposited Funds held in the Escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the Escrow account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor.  Investors must notify the Company of their election on or before _______________________, 2018.     Each investor will be delivered an election form to complete and sign which will then be delivered back to the Company at 226 North Cottonwood Drive, Gilbert, Arizona 85234.

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USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering as follows:

	$40,000 raised in Offering
Application Of Proceeds	$	% of total
Total Offering Proceeds	$40,000	100%
Net Held in Escrow(2)	$36,000	90%
Amount Released to Company(1)	$4,000	10%
Total	$40,000	100%

Notes:

(1)   The 10% which may be releasable to the company upon the entire completion of the offering. These funds will be used only for the purpose of locating an acquisition candidate and closing such acquisition.

(2) Deducting for the 10% which may be releasable to the company upon the entire completion of the offering. These funds are held in Escrow as disclosed below.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DILUTION

Dilution figures based on Audited Financial Statements dated December 31, 2016

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Our net tangible book value per share before the offering is $0.00. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the amount subject to return to non-reconfirming investors ($7,200), our net book value will be $52,800 or 0.00 per share ($52,800 divided by the 11,000,000 shares then outstanding). Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.03 per share while our present stockholders will receive an increase of $0.01 per share in the net tangible book value of the shares they hold.   This will result in a 75.00% dilution for the purchasers of stock in this offering.

•
In the event that shareholders owning at least 80% of the shares purchased in the offering consent, the reconfirming investors’ funds will be fully available to the company while the non-reconfirming investors’ funds will be returned to them minus 10% releasable to the Company.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$40,000
Offering
Offering Price Per Share	$0.04
Book Value Per Share Before the Offering	$0.00
Book Value Per Share After the Offering	$0.00
Net Increase to Original Shareholder	$0.0
Decrease in Investment to New Shareholders	$0.04
Dilution to New Shareholders (%)	100.00%

[Balance of this Page Intentionally Left Blank]

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PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering was conducted on a best-efforts basis utilizing the efforts of Kim D. Southworth acting as the exclusive sales agent. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Southworth. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into an Escrow account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Kim D. Southworth is acting as underwriter and sales agent for the offering.

Kim D. Southworth is relying on the safe harbor from broker-dealer registration in Rule 3a4-1 under the Exchange Act in offering the Company’s securities.

Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer.  Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

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Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and  at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Southworth will meet these requirements.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").  If the minimum offering is not achieved within 180 days of the date of the effectiveness of this registration statement, all subscription funds will be returned to investors promptly without interest or deduction of fees (in which case all Escrow fees shall be borne by registrant).  The offering proceeds and the securities to be issued to investors must be deposited in an Escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the Escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached), the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors  reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. The acquisition may be consummated through the use of the proceeds of this offering, loans or equity. Pursuant to these procedures; within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or Escrow, a copy of the new prospectus contained in the post-effective amendment and any amendment or supplement thereto which describes an acquisition candidate and its business including audited financial statements; (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or Escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days; within five business days; The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned to all investors (10% may have been released to the Company upon the entire completion of the offering). The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

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The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company fbo Gold Standard Mining Company ("Escrow Account") and were deposited in a non-interest-bearing bank account at Branch Banking and Trust Company until the Escrow conditions are met. The funds were deposited by noon the next business day from receipt of the funds. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Gold Standard Mining Company until such a time as the Escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. The Escrow Agent will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this Escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of the effectiveness of this registration statement, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the Escrow Agent is $2,500.00 which is not being paid with proceeds of this offering. [See Exhibit 99(a)]. The amount of funds actually collected in the Escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking and Trust Company acting as Escrow Agent for the separate investors will make the determination based solely on the account records of the insured depository institution (Branch Banking and Trust Company).

The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Gold Standard Mining Company is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The company has issued 10,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Gold Standard Mining Company’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

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PREEMPTIVE RIGHTS

No holder of any shares of Gold Standard Mining Company stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Gold Standard Mining Company common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Gold Standard Mining Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Gold Standard Mining Company will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Elaine A. Dowling, Esq.  of EAD Law Group, LLC. is legal counsel to the Company. Elaine A. Dowling, Esq. has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mrs. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The Balance Sheet of the Company as of December 31, 2017, and the related Statement of Operations, Changes in Stockholder’s Equity and Cash Flows the the period then ended have been audited by Dale Matheson Carr-Hilton Labonte LLP and included in the registration statement in reliance upon their authority as experts in accounting and auditing.

No experts or counsel to the company have any shares or other interests in the Company.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Gold Standard Mining Company (the "Company"), was incorporated on August 22, 2016 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Kim D. Southworth, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Southworth serves as President, Secretary, Treasurer and Director. Mr. Southworth determined next to proceed with filing a Form S-1.

Mr. Southworth, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our sole officer and director, Mr. Southworth, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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Number of Total Employees and Number of Full Time Employees

Gold Standard Mining Company is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 226 North Cottonwood Drive, Gilbert, Arizona 85234. Office space is being provided free of charge by our sole officer and director and is adequate for the company needs for the foreseeable future.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

The following disclosures cover proceedings over the last 10 years:

Kim D. Southworth, our officer and director has not been convicted in a criminal proceeding.

Kim D. Southworth, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Gold Standard Mining Company common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Gold Standard Mining Company and its sole officer and director, Mr. Southworth, makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Gold Standard Mining Company.;

2.	There are currently 10,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

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All of the presently outstanding shares of common stock (10,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Gold Standard Mining Company has 10,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Gold Standard Mining Company was incorporated on August 22, 2016.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

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The Registrant has no full-time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Our sole officer and director, Mr. Southworth anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our sole officer and director, Mr. Southworth, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our sole officer and director, Mr. Southworth, believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

13

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, our sole officer and director, Mr. Southworth, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus, they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-Q’s, or 10-K's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Our sole officer and director, Mr. Southworth, intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, our sole officer and director, Mr. Southworth, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our sole officer and director, Mr. Southworth, will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our sole officer and director, Mr. Southworth, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's sole officer and director, Mr. Southworth, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

14

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Likely ownership structures include but are not limited to that the Company may enter into a merger or acquisition with another company after which the acquired entity will be a wholly owned subsidiary of registrant.  It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present sole officer and director Mr. Southworth and current sole shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.04 per share. No transfer or sales of any shares held in Escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.  It is likely that the merger or acquisition will result in the pre-merger or acquisition shareholders becoming minority stockholders of the combined resulting company.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is filing a Form 8a concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its POS AM to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K.

15

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the Company’s principal independent accounting firm has neither resigned (nor declined to stand for reelection) nor has been dismissed.  The independent registered public accounting firm for the Company is Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, 1500-1140 W. Pender St., Vancouver, BC V6E 4G1.

CURRENT DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Kim D. Southworth (2)	57	President, Secretary, Treasurer, and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Southworth is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation or removal from office.

(2) Kim D. Southworth has outside interests and obligations other than Gold Standard Mining Company.  He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Gold Standard Mining Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Kim D. Southworth.

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BACKGROUND OF CURRENT DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Kim D. Southworth, President, Secretary, Treasurer, Director, Sole Shareholder, age 57.

In addition to his positions with the Company, Mr. Southworth is one of 2 Founders and the Senior Partner for Advanced Business Strategies, LLC, in Gilbert Arizona, a position he has held since 2001 through current. Mr. Southworth is a corporate consultant in which he works with companies to assist and consult with them as it pertains to their management teams, duties and responsibilities, corporate structure, marketing, sales and presenting other growth opportunities to companies i.e. mergers and acquisitions, new product development and other related expansion opportunities. As a corporate consultant, Mr. Southworth, has taken on different roles within his client’s companies in the capacity of interim President, CEO or other management positions and in many cases received a small ownership position by way of stock as part of his compensation. Prior to starting Advanced Business Strategies Mr. Southworth owned, built and sold his own companies throughout his career. Mr. Southworth did not complete his formal education to finish his degree in college beyond his GED. He began his career in the oil and gas business as a broker and continued working within the oil business for the first 10 years of his career.

Mr. Southworth has general experience, qualifications, attributes, and skills to perform as a director of a blank check company including the acquisition of acquisition candidates.  In addition, Mr. Southworth also has experience with special purpose acquisition companies.

4 years ago, Mr. Southworth was an officer and director of a publicly traded company under the name Bourque Industries, Inc.

Our officer and director is not a full-time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. It is anticipated that Mr. Southworth will be free to immediately organize, promote or become involved with black check companies or entities engaged in similar business activities prior to the company identifying and acquiring a target business.  Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Legal

Board Committees

Gold Standard Mining Company has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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CURRENT EXECUTIVE COMPENSATION

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Kim D. Southworth	2016	-	-	-	-	-	-	-
Officer and Director	2017	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Gold Standard Mining Company, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

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EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Gold Standard Mining Company’s incorporation on August 22, 2016, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Gold Standard Mining Company currently does not have existing or proposed option or SAR grants.

CURRENT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Advanced Business Strategies, LLC*	10,000,000	100.00%	76.92%

	All Directors and Officers as a group (1 person)	0	0	0

Footnotes

(1) The address of the Beneficial Owner is 226 North Cottonwood Drive, Gilbert, Arizona 85234.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock). The aggregate number of shares  issued and outstanding after the offering is 11,000,000.

*Kim D. Southworth our sole officer and director is the majority owner of Advanced Business Strategies, LLC and thus the beneficial owner of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 1, 2016, the Company issued 10,000,000 shares of common stock at $0.001 to Advanced Business Strategies, LLC for a $6,000 cash equity investment, and $4,000 Share Subscription Receivable, in the Company which receivable was received by the company subsequent to December 31, 2016.

The price of the common stock issued to Advanced Business Strategies, LLC at par value ($0.001). At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Advanced Business Strategies, LLC, and Kim D. Southworth, the company’s only officer and director are the only promoters of the company.

Mr. Southworth is paying the expenses of our offering and providing us with office space for no consideration.

REPORTS TO SECURITY HOLDERS

1. After this offering, Gold Standard Mining Company will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

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2. After this offering, Gold Standard Mining Company will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Gold Standard Mining Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Gold Standard Mining Company’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Gold Standard Mining Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Gold Standard Mining Company of expenses incurred or paid by a director, officer or controlling person of Gold Standard Mining Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Gold Standard Mining Company will, unless in the opinion of Gold Standard Mining Company’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

20

 GOLD STANDARD MINING COMPANY

FINANCIAL STATEMENTS
December 31, 2016 and 2017

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Gold Standard Mining Company

Opinion on the Financial Statements
We have audited the accompanying balance sheets of Gold Standard Mining Company (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2017 and for the period from August 22, 2016 (date of inception) to December 31, 2016 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and for the period from August 22, 2016 (date of inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited liquidity and has not completed its efforts to establish a source of revenue sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2017.
Vancouver, Canada
March 27, 2018

F-2

Gold Standard Mining Company
Balance Sheets
December 31, 2017
(Expressed in United States dollars)

	December 31, 2017	December 31, 2016

ASSETS
Current Assets
Cash	$3,216	$2,500
Total Current Assets	3,216	2,500

Cash held in trust account	39,626	-
TOTAL ASSETS	$42,842	$2,500

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable and Accrued Expenses	$7,187	$-
Due to Related Party	5,000	-
Total Current Liabilities	12,187	-
TOTAL LIABILITIES	12,187	-

COMMITMENTS
Common stock issuable subject to possible redemption; 990,500 and Nil shares (at redemption value), respectively	39,620	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
75,000,000 shares at $0.001
Issued and Outstanding
10,000,000 Common Shares at December 30, 2017 and December 31, 2016	10,000	10,000
Share Subscription Receivable	-	(4,000)
Accumulated Deficit	(18,965)	(3,500)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(8,965)	2,500

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$42,842	$2,500

The accompanying notes are an integral part of these financial statements.

F-3

Gold Standard Mining Company
Statements of Operations
December 31, 2017
(Expressed in United States dollars)

	Year ended December 31, 2017	August 22, 2016 (Date of Inception) to December 31, 2016

EXPENSES
General and Administrative	$5,841	$725
Professional Fees	9,630	2,775
Total Expenses	15,471	3,500
NET LOSS FROM OPERATIONS	(15,471)	(3,500)

OTHER INCOME
Interest Income	6	-

Total Other Income	6	-

NET LOSS	$(15,465)	$(3,500)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	2,290,076

The accompanying notes are an integral part of these financial statements.

F-4

Gold Standard Mining Company
Statements of Stockholders' Equity (Deficit)
August 22, 2016 (Date of Inception) to December 31, 2017
(Expressed in United States dollars)

	Common Stock
	Number of Shares	Amount	Share Subscription Receivable	Accumulated Deficit	Total
Balance at Inception (August 22, 2016)	-	$-	$-	$-	$-

Shares issued for cash at $0.001 (par value) per share on December 1, 2016	10,000,000	10,000	(4,000)	-	6,000

Net loss	-	-	-	(3,500)	(3,500)

Balance, December 31, 2016	10,000,000	10,000	$(4,000)	$(3,500)	$2,500

Share subscriptions received	-	-	4,000	-	4,000

Net loss	-	-	-	(15,465)	(15,465)

Balance, December 31, 2017	10,000,000	$10,000	$-	$(18,965)	$(8,965)

The accompanying notes are an integral part of these financial statements.

F-5

Gold Standard Mining Company
Statements of Cash Flows
December 31, 2017
(Expressed in United States dollars)

	Year ended December 31, 2017	August 22, 2016 (Date of Inception) to December 31, 2016
OPERATING ACTIVITIES
Net loss	$(15,465)	$(3,500)
Adjustments to reconcile net loss
to net cash used in operations:
Interest income	(6)	-
Increase in accounts payable and accrued expenses	7,187	-
Net cash used in operating activities	(8,284)	(3,500)

INVESTING ACTIVITIES
Proceeds deposited in trust account	(39,620)	-
Net cash provided by financing activities	(39,620)	-

FINANCING ACTIVITIES
Proceeds received for the issuance of common stock	4,000	6,000
Share subscriptions received	39,620	-
Advance from related party	5,000	-
Net cash provided by financing activities	48,620	6,000

Net increase in cash for the period	716	2,500
Cash, beginning	2,500	-
Cash, ending	$3,216	$2,500

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

GOLD STANDARD MINING COMPANY

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 1 – NATURE OF ORGANIZATION

Gold Standard Mining Company ("GSMC" or the "Company") was incorporated in the State of Nevada on August 22, 2016, and its fiscal year end is December 31.  The primary business of the Company is to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has not commenced operations and has accumulated a deficit of $18,965 from inception through December 31, 2017.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management has evaluated these factors and has determined that they raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s ability to continue its operations as a going concern, realize the carrying value of its assets, and discharge its liabilities in the normal course of business is dependent upon its ability to raise new capital sufficient to fund its commitments and ongoing losses, the continued financial support from related party creditors, and ultimately on generating profitable operations.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity, and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash held in Trust Account

The cash held in the Trust Account represents all of the proceeds of the initial public offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a business combination. As at December 31, 2017, all of the cash held in trust is held in a deposit account earning market rates of interest and cannot be accessed until the Company has received confirmation that at least 80% of its investors wish to remain shareholders of the Company (Note 5).

While held in the Escrow account, the deposited funds may not be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

Common shares issuable subject to possible redemption

The Company accounts for its common stock issuable subject to possible redemption in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. The Company’s common shares issuable includes conditions that may require these instruments to be redeemed outside of the Company’s control and accordingly, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s Balance Sheet.

Loss Per Share

Net loss per share is computed based upon the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock. The Company had no dilutive securities.

F-8

Income Taxes

Deferred tax assets and liabilities arise from temporary timing differences between the book and tax basis of accounting for assets, liabilities, and income as well as from timing in the recognition of net operating losses. Deferred income tax assets primarily arise from net operating loss carry-forwards and deferred income tax liabilities are based on the different depreciation and amortization methods used for tax reporting and financial accounting purposes. The Company assesses its ability to realize deferred tax assets based on the current earnings performance and on projections of future taxable income in the relevant tax jurisdictions. These projections do not include taxable income from the reversal of deferred tax liabilities and do not reflect a general growth assumption but do consider known or pending events, such as the passage of legislation. The Company’s estimates of future taxable income are reviewed annually.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law. If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The additional disclosure became effective for periods ending after December 15, 2016.  Management adopted this guidance and has included the appropriate disclosures in Note 2 to these financial statements.

In November 2016, the FASB issued ASU 2016-18, Statements of Cash Flows – Restricted Cash. This amendment requires that a statement of cash flows disclose the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company adopted the guidance in this amendment commencing with the annual financial statements for the fiscal year ended December 31, 2017.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-9

NOTE 4 -- INCOME TAXES

A reconciliation of the income tax provisions computed at statutory rates to the reported income tax provision for the period ended December 31, 2017 and 2016 is as follows:

	December 31, 2017	December 31, 2016

Statutory tax rate	34%	34%

Net loss	$(15,465)	$(3,500)

Expected recovery	(5,258)	(1,190)

Effect of change in enacted future statutory tax rate	2,465	-

Change in valuation allowance	2,793	1,190
	$-	$-

The significant components of the Company’s deferred income tax assets after applying enacted corporate tax rates at December 31, 2017(21%) and 2016 (34%) is as follows

Operating loss carryforward	$3,983	$1,190

Valuation allowance	(3,983)	(1,190)
	$-	$-

The net federal operating loss carry forward will expire in 2037.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.  The Company has open tax years of December 31, 2016 and 2017.

F-10

NOTE 5 – COMMON STOCK

The Company is authorized to issue 75,000,000 shares of Common Stock with par value of $0.001.  No preferred shares have been authorized or issued.  At both December 31, 2017 and 2016, 10,000,000 common shares are issued and outstanding, and at December 31, 2017, 990,500 common shares were issuable.

On December 1, 2016, the Company issued 10,000,000 shares of common stock at $0.001 (par value) for proceeds of $10,000.  As at December 31, 2016, the Company had received proceeds of $6,000, with the remaining balance of $4,000 collected in February 2017.

In November 2017, the Company received $39,620 from 40 investors for 990,500 common shares, at $0.04 per share, to be issued in the future. The funds were deposited into an escrow account and cannot be accessed until the Company receives approval from the SEC on the Post-Effective Amendment to its Form S-1.

At December 31, 2017, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 – RELATED PARTY TRANSACTIONS

At December 31, 2017 and December 31, 2016, the Company owed $5,000 and $0, respectively, to the founder for advances to the Company. The advances are unsecured, payable on demand, and carry no interest.

NOTE 7 – PROPOSED BUSINESS COMBINATION

Pursuant to an Exchange Agreement entered on November 19, 2017, the Company has agreed to acquire 100% of the outstanding shares of Seven Hundred Seventy 7 Inc. (“777”), a Wyoming corporation (“the Exchange”). As consideration, the Company will issue 64,500,000 shares of common stock (“the Exchange Shares”). GSMC shall issue the Exchange Shares to 777 by delivering a share certificate to 777 evidencing the Exchange Shares (the “Exchange Shares Certificate”) in the amount of 21,250,000 common shares.  Additional 21,250,000 common shares shall be issued for each of the next 2 years each year on the anniversary of the issuance of the first certificate. All 64,500,000 shares shall be considered earned upon the signing of this agreement.

As soon as practicable following the satisfaction or waiver of the conditions set forth in the agreement, the parties shall make all filings or recordings required under Nevada and Wyoming Statutes.  The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds held in trust will be returned to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Until 90 days after the date funds and securities are released from the Escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 27, 2018, the date the financial statements were available to be issued. Other than the above, management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

F-11

INFORMATION WITH RESPECT TO THE TARGET

BUSINESS PLAN

On November 15, 2017, Gold Standard Mining Company (“GSMC”) entered into an exchange agreement with Seven Hundred Seventy 7, Inc.  (“777”) to exchange a total of 64,500,000 shares of GSMC in exchange for 100% of the issued and outstanding shares of 777.  At the closing of the Exchange Agreement (which is contingent upon an 80% reconfirmation vote under Rule 419), 777 will become a wholly-owned subsidiary of GSMC and GSMC will acquire the business and operations of 777.

The maximum proposed offering was $120,000 and thus the 80% threshold is $96,000.  Since the date of the financials, 777 has acquired a mining property, titled Golden Reef Property in Maricopa County Arizona. The deposit has been made for this purchase.

Coyote Knolls is a silver and gold mining venture located within 20 miles of the Western Hemispheres’ largest producing historic silver mines, the mineral-rich Tintic mining district of Juab County in Utah’s western desert. The Tintic mining district, located roughly 60 miles south of Salt Lake City, is the second most productive district in Utah. The initial discovery in the Tintic district occurred in 1869. With the arrival of the railroad in 1878, the mining operations expanded rapidly making Tintic the most productive district in Utah by 1899. Although district production peaked during the first half of the twentieth century, exploration activities from 1940 to 1970 continued to make significant discoveries under volcanic cover in areas peripheral to the Main Tintic sub district. Production declined significantly with the closure of the Burgin mine in 1978, sputtered in the 1990s, and finally came to an end in March 2002 with the closure of the Trixie mine.

The Coyote Knolls operation has already shown, through testing and processing, a vast ore deposit rich in silver, gold, and other potential minerals. These deposits closely resemble the rich Tintic mining district deposits. Much has already been accomplished through geophysics, third party assays and third party metallurgical testing showing that Coyote Knolls has the potential to become a world-class operation.

Initially, the Project will begin with a 5-acre small mine permit before being increased to a 10-acre small mine permit. As a 10-acre mine, Coyote Mining and Milling has three goals; 1) Prove resources through geophysics and drilling; 2) Conduct process & milling testing verification, which included 3rd party assays and metallurgical verification on how to treat and process material, and 3) submit a large Mining/Milling Plan of Operation. This would expand the current small mine to large mining and milling operation. This is the stage we are currently in as we prepare the large mine permit.

The current Coyote Knoll project area is located in Juab County, Utah, in a portion of the NW1/4 of the NE1/4 of Section 5, T12S, R6W. Access to the mining area is from Weis Highway. The latitude/longitude near the center of the only currently active pit, the Coyote Knoll pit (Coyote Pit), is 39o 48’ 54.67” N, 112o 32’ 37.05” W (Figure 1). The operation is in the Allison Knolls District, 1.2 miles north of the Weis Highway and approximately 0.5 miles northwest of the Coyote Knoll proper. The land is both BLM land and School Trust Lands.

Climate in the project area is semi-arid, typical of the valleys of the Great Basin that extends throughout much of Western Utah and Nevada. The summers are warm, with little to no precipitation, and the winters are moderately cold with very little snowfall. Vegetation consists mostly of low grasses and sagebrush, with the occasional juniper or pinion tree. The closest flowing water is found at Judd Creek, approximately 6 miles northwest, and at Cherry Creek, approximately 6 miles east of the Coyote Knoll site.

Silver and gold-bearing jasperoid ore is to be mined from an existing open pit, called the Coyote Knoll Pit, or “Coyote Pit”, using standard open-pit mining equipment and techniques. Current disturbed acreage for the Coyote Mine is 10 acres. An application will be submitted to expand the permitted land disturbance to 350 acres, and make the Coyote Knoll Project a Large Mine Operation with the Division of Oil, Gas, and Mining (DOGM).

When new lands are slated for disturbance, topsoil is removed from these lands and stockpiled for later use in reclamation. There will be three bermed topsoil stockpiles located on the Coyote Property.

Coyote Mining and Milling will work with Juab County to provide adequate road base to the County for use in maintaining all roads leading to the mine site. These roads include, but are not limited to, Weis Highway and Cherry Creek Road.

Work Done to Date

21

Summary of the work done to this point includes:

1.       Initial testing of the exposed vein has shown independent surface assays at 45 oz/t Ag and 0.13 oz/t Au. The main vein runs approximately 5 miles in length.

2.       Metallurgical testing by an internationally recognized independent lab showed recoveries of Ag and Au in excess of 90% using flotation or leaching.

3.       Drilling indicates that the surface vein at 3’ expanding to 22’ at less than 100’ and Ag assay rising as high as 168oz/t. It also revealed multiple veins.

4.       Economics on just the initial 5-acre small mine permit estimated >$42M in value assuming just 1 vein, 3 ft. diameter, and only 200’ in depth.

5.       There is a 10-acre small mine permit in place, and we are submitting a large mine permit to 350 acres in the near future.

Proposed Plan of Operation

Mining Operations – With the purchase of the lease on these properties, the first phase is to undertake a drilling program that will better identify the boundaries of the resource and enable us to move into production. It is the intent to manage the capital closely and operate under a “drill ahead of production” scenario. This allows us to define a 1-2 year mining plan that we can then expand as we are producing gold and silver.

We will extend the pit boundaries of the currently active Coyote Pit as well as open a small satellite pit, deemed the Little Coyote Pit east of the current Coyote Pit. The life of mine of the Little Coyote Pit is expected to be less than three years, with operations commencing based on drilling. Due to the large size of the Coyote Pit, the life of mine of this pit is expected to be well over 10 years. Once the Little Coyote Pit has been mined to completion, waste material from the Coyote Pit will be used to backfill the Little Coyote Pit to aid in reclamation. After the Little Coyote Pit has been backfilled to completion, waste material will continue to be hauled to the Waste Dump.

Milling Operations - Initially, an intermediate size plant will be built to handle approximately 700 tons per day. The planned mill facility, designed by McClelland Laboratories of Reno, Nevada would utilize a silver/gold CCD circuit, which involves leaching of the precious metals in tanks using cyanide, and employs flocculants to accelerate the settling rate of fine particles, clays or any slimy material usually present in the ore. The liquid-solid separation is performed in thickeners, where the leaching of the precious metals takes place, and the final solid (cyanidation residue) is sent to the tailings pond.

The solution is treated by a Merrill-Crowe process (precipitation with zinc powder). In order to clarify the solution, pre-coat filters are employed for final clarification of solution. The material feeds the CCD circuit at 25-35% solids and the final underflow reports 55-60% solids. The filtrate is recycled to the previous thickener. Pocock Industrial of Salt Lake City, Utah has performed all filtration and thickener tests. Phillips Enterprises has performed the grind and abrasion tests.

TARGET’S MANAGEMENT

Executive Officers

Name	Age	Position

Lisa Averbuch	49	President, Secretary, Treasurer, Director

Lisa Averbuch, President/Director

Ms. Averbuch holds a Bachelor’s degree in Hospitality Administration from Boston University in Boston Massachusetts. From1992 worked for the Royal Sonestra Hotel in Cambridge MA in the Food and Beverage Department as Executive Control, then purchasing and finally Food and Beverage controller until 1998. From 1999 to 2001 she was Executive Concierge at the Ritz Carlton in San Francisco, California and in 2001 she managed the opening of the new Ritz Carleton in Half Moon Bay, California. 2002, found Ms Averbuch moving on to the Mandarin Oriental Hotel in San Francisco where she was Restaurant Supervisor becoming Manager before moving on. She then joined The American Center for Wine, Food and the Arts – “Copia.” She managed various facets for that organization until founding Loft Liquors in 2006, the first organic, fresh fruit Liquor company in the United States. Ms. Averbuch is currently the president of Gold Partners, Inc., since 2011, a Las Vegas based, Nevada Corporation and the largest shareholder in this company.

Executive Compensation

Summary Compensation Table.
There is no compensation paid to any employees at the present time. Employees will receive compensation after the company has achieved positive cash flow.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TARGET

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of November 16, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

Gold Partners, Inc.	401 Ryland St., Suite 200, Reno, NV 89502	15,000,000	100%
(GOLD PARTNERS, INC., OFFICERS, Lisa Averbuch, President/Director, Andre Nissell, Secretary/Treasurer.)

23

MICHAEL GILLESPIE & ASSOCIATES, PLLC
CERTIFIED PUBLIC ACCOUNTANTS
10544 ALTON AVE NE
SEATTLE, WA  98125
206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Seven Hundred Seventy 7, Inc.

We have audited the accompanying balance sheet of Seven Hundred Seventy 7, Inc. as of September 30, 2017 and the related statements of operations, stockholders’ equity and cash flows for the period from July 18, 2017 (inception) through September 30, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Seven Hundred Seventy 7, Inc. for the year ended September 30, 2017 and the results of its operations and cash flows for the period from July 18, 2017 (inception) through September 30, 2017 then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington
November 11, 2017

F-1

SEVEN HUNDRED SEVENTY 7, INC
BALANCE SHEET
September 30, 2017

September 30, 2017

ASSETS
CURRENT ASSETS:
Cash in Bank	$74

Total assets	$74

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:	$1,000

LONG TERM LIABILITIES:	0

Total liabilities	1,000

STOCKHOLDERS’ DEFICIT:
Common stock: 0.001 par value; 50,000,000 authorized, 0 shares issued and outstanding as of September 30, 2017.	0

Preferred stock: 0.001 par value, 0 authorized, 0 shares issued and outstanding as of September 30, 2017	0
Additional paid-in capital	0
Deficit accumulated during the development stage	(925)
Total stockholders’ deficit	(925)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$74

See accompanying notes to Financial Statements.

F-2

SEVEN HUNDRED SEVENTY 7, INC.
STATEMENT OF OPERATIONS
July 18, 2017 (Inception) to September 30, 2017

For the
Period from
July 18, 2017 (inception)
to
September 30, 2017

REVENUE:	$0

EXPENSES:
General and administrative	70
Professional fees	855
Total expenses	925

OTHER INCOME (EXPENSE):
Interest Income	0
Total other income (expense)	0

NET LOSS	$(925)

Net loss per common share - basic	$(0.001)

Weighted average of common shares outstanding - basic

See accompanying notes to Financial Statements.

F-3

SEVEN HUNDRED SEVENTY 7, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
July 18, 2017 (Inception) to September 30, 2017

	Common Stock Shares	Amount	Preferred Stock Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance July 18, 2017	—	$—	—	$—	$—	$—	$0

Issuance of common stock		0	—	—	—		0

Issuance of preferred stock	—	—	—	—	—	—	0

Net Loss	—	—	—	—	—	(925)	(925)

Balance September 30, 2017	—	$0	—	$—	$—	$(925)	$(925)

See accompanying notes to Financial Statements.

F-4

SEVEN HUNDRED SEVENTY 7, INC.
STATEMENT OF CASHFLOWS
July 18 2017 (Inception) to September 30, 2017

For the Period from July 18, 2017 (Inception) to September 30, 2017
Cash Flows from Operating Activities:
Net Loss	$(925)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to related parties	1,000
Increase in accrued interest	0

Net cash used in operating activities	74

Cash flows from Financing Activities:
Proceeds from issuance of common stock	0
Net cash provided by financing activities	74

NET INCREASE IN CASH	74
CASH AT BEGINNING OF THE PERIOD	0
CASH AT THE END OF THE PERIOD	74

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

See accompanying notes to Financial Statements.

F-5

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD JULY 18, 2017(Inception) TO SEPTEMBER 30, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS
Seven Hundred Seventy 7, Inc. (“the Company”, “we”, “us” or “our”) was incorporated on July 18, 2017 in the State of Wyoming. We are a development-stage company formed for the purpose of developing and mining properties for various precious metals. The Company will also be engaging in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company as of September 30, 2017 has not commenced any operational operations.
Our executive offices are located at 2724 Otter Creek Ct 101, Las Vegas, Nevada 89122

NOTE 2 – GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company has not had revenues and incurred losses as of September 30, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.
Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period July 18, 2017 to September 30, 2017.
Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $74.35 of cash as of September 30, 2017.
Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.
Revenue Recognition
The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD JULY 18, 2017(Inception) TO SEPTEMBER 30, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES
Fair Value of Financial Instruments
AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:
Level 1: defined as observable inputs such as quoted prices in active markets;
Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
The carrying value of cash approximates its fair value due to its short-term maturity.
Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of September 30, 2017.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of September 30, 2017 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY
The Company has 50,000,000, $0.001 par value shares of common stock and 0 shares of preferred stock authorized. The preferred stock will have the terms and conditions designated by the board of directors at the time of the authorization and issuance.
There were 0 shares of common stock issued and outstanding as of September 30, 2017.

NOTE 5 – COMMITMENTS AND CONTINGENCIES
Company has no commitments and contingencies as of September 30, 2017.

F-7

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD JULY 18, 2017(Inception) TO SEPTEMBER 30, 2017

NOTE 6 – INCOME TAXES
As of September 30, 2017 the Company had net operating loss of approximately ($925) and that may be available to reduce future years’ taxable income in varying amounts. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly.

The provision for Federal income tax consists of the following:

September 30, 2017
Federal income tax benefit attributable to:
Current Operations	$315
Less: valuation allowance	(315)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

September 30, 2017
Deferred tax asset attributable to:
Net operating loss carryover	$315
Less: valuation allowance	(315)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $315 as of September 30, 2017 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from July 18, 2017 to November 11, 2017, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

SEVEN HUNDRED SEVENTY 7, INC
UNAUDITED BALANCE SHEET
June 30, 2018

June 30, 2018

ASSETS
CURRENT ASSETS:
Cash in Bank	77,320
Deposit on Mine	25,000
Total assets	$102,320

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:	$0

LONG TERM LIABILITIES:	0
Lease-Option
Total liabilities	0

STOCKHOLDERS’ DEFICIT:
Common stock: 0.001 par value; 50,000,000 authorized, 0 shares issued and outstanding as of December 31, 2017.	103,315

Preferred stock: 0.001 par value, 0 authorized, 0 shares issued and outstanding as of September 30, 2017	0
Additional paid-in capital	0
Deficit accumulated during the development stage	(995)
Total stockholders’ deficit	(995)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$102,320

See accompanying notes to Financial Statements.

F-9

SEVEN HUNDRED SEVENTY 7, INC.
STATEMENT OF OPERATIONS
Three Months Ended June 30, 2018

For the
Three Months ended

June 30, 2018

REVENUE:	$0

EXPENSES:
General and administrative	69
Professional fees	-
Total expenses	69

OTHER INCOME (EXPENSE):
Interest Income	0
Total other income (expense)	0

NET LOSS	$(69)

Net loss per common share - basic	$(0.001)

Weighted average of common shares outstanding - basic

See accompanying notes to Financial Statements.

F-10

SEVEN HUNDRED SEVENTY 7, INC.
STATEMENT OF CASHFLOWS
Three Months Ended June 30, 2018

For the Three Months Ended June 30, 2018
Cash Flows from Operating Activities:
Net Loss	$(69)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to related parties	-
Increase in accrued interest	0

Net cash used in operating activities	69

Cash flows from Financing Activities:
Proceeds from issuance of common stock	102,320
Net cash provided by financing activities	102,320

NET INCREASE IN CASH	102,315
CASH AT BEGINNING OF THE PERIOD	5
CASH AT THE END OF THE PERIOD	102,320

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

See accompanying notes to Financial Statements.

F-11

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JUNE 30, 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS
Seven Hundred Seventy 7, Inc. (“the Company”, “we”, “us” or “our”) was incorporated on July 18, 2017 in the State of Wyoming. We are a development-stage company formed for the purpose of developing and mining properties for various precious metals. The Company will also be engaging in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company as of September 30, 2017 has not commenced any operational operations.
Our executive offices are located at 2724 Otter Creek Ct 101, Las Vegas, Nevada 89122

NOTE 2 – GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company has not had revenues and incurred losses as of September 30, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.
Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the three months ended December 31, 2017.
Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5 of cash as of December 31, 2017.
Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.
Revenue Recognition
The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-12

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES
Fair Value of Financial Instruments
AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:
Level 1: defined as observable inputs such as quoted prices in active markets;
Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
The carrying value of cash approximates its fair value due to its short-term maturity.
Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of December 31, 2017.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of September 30, 2017 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY
The Company has 50,000,000, $0.001 par value shares of common stock and 0 shares of preferred stock authorized. The preferred stock will have the terms and conditions designated by the board of directors at the time of the authorization and issuance.
There were 0 shares of common stock issued and outstanding as of December 31, 2017.

NOTE 5 – COMMITMENTS AND CONTINGENCIES
Company has no commitments and contingencies as of December 31, 2017.

F-13

SEVEN HUNDRED SEVENTY 7, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JUNE 30, 2018
NOTE 6 - LEASE

The Company has entered into an agreement to lease certain mining property from Mountain Mining, Inc. known as Mohave Wash Mining Claims.

The lease calls for Eighteen Thousand US Dollars ($18,000) per month (“Lease Payment”, plus a ten percent (10%) royalty fee on the net smelting (“Royalty Fee”).  At anytime during the first three (3) years of this Agreement, Lesee shall have the right to purchase 100% unencumbered interest in the Property for Ten Million Dollars ($10,000,000).

Thus the lease payments alone represent $216,000 per year before the royalty and the time discounted value of the agreed purchase price of $10,000,000 is $6,449,731 assuming a 5.5% annual discount rate and the payment not being made for 10 yrs.   Thus easily meeting the 80% value requirements of Rule 419 for an acquisition.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from July 18, 2017 to June 30, 2018, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements except as follows:

777 has entered into an agreement to purchase mining property, titled Golden Reef Property in Maricopa County Arizona. The deposit has been made for this purchase.

777 has received in August $250,000 from a convertible debenture.

F-14

GOLD STANDARD MINING COMPANY

Unaudited Financial Statements

June 30, 2018

Condensed Balance Sheets as of June 30, 2018 and December 31, 2017	F2-2

Condensed Statements of Operations for the three and six months ended June 30, 2018 and 2017	F2-3

Condensed Statements of Cash Flows for the six months ended June 30, 2018 and 2017	F2-4

Notes to the Unaudited Financial Statements	F2-5

F2-1

Gold Standard Mining Company
Condensed Balance Sheets
June 30, 2018
(Expressed in United States dollars)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets
Cash	$2,216	$3,216
Total Current Assets	2,216	3,216
Cash held in trust account	39,724	39,626
TOTAL ASSETS	$41,940	$42,842

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses	$12,013	$7,187
Due to Related Party	11,276	5,000
Total Current Liabilities	23,289	12,187
TOTAL LIABILITIES	23,289	12,187

COMMITMENTS

Common stock issuable subject to possible redemption; 990,500 shares at June 30, 2018 and December 31, 2017 (at redemption value)	39,620	39,620

STOCKHOLDERS' DEFICIT

Common Stock, $0.001 Par Value Authorized Common Stock 75,000,000 shares at $0.001 Issued and Outstanding 10,000,000 Common Shares at June 30, 2018 and December 31, 2017	10,000	10,000
Accumulated Deficit	(30,969)	(18,965)
TOTAL STOCKHOLDERS' DEFICIT	(20,969)	(8,965)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$41,940	$42,842

The accompanying notes are an integral part of these unaudited financial statements.

F2-2

Gold Standard Mining Company
Condensed Statements of Operations
June 30, 2018
(Expressed in United States dollars)
(unaudited)

	Three months ended June 30, 2018	Three months ended June 30, 2017	Six months ended June 30, 2018	Six months ended June 30, 2017

EXPENSES
General and Administrative	$1,674	$643	$3,425	$1,646
Professional Fees	8,078	1,300	8,678	4,520
Total Expenses	9,752	1,943	12,103	6,166
NET LOSS FROM OPERATIONS	(9,752)	(1,943)	(12,103)	(6,166)

OTHER INCOME
Interest Income	51	-	99	-
Total Other Income	51	-	99	-
NET LOSS	$(9,701)	$(1,943)	$(12,004)	$(6,166)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F2-3

Gold Standard Mining Company
Condensed Statements of Cash Flows
June 30, 2018
(Expressed in United States dollars)
(unaudited)

	Six months ended June 30, 2018	Six months ended June 30, 2017
OPERATING ACTIVITIES
Net loss	$(12,004)	$(6,166)
Interest income earned on cash held in trust account	(99)	-
Adjustments to reconcile net loss to net cash used in operations:
Increase in accounts payable and accrued expenses	4,827	3,862
Net cash used in operating activities	(7,276)	(2,304)

FINANCING ACTIVITIES
Proceeds received for the issuance of common stock	-	4,000
Advance from related party	6,276	-
Net cash provided by financing activities	6,276	4,000

Net increase (decrease) in cash for the period	(1,000)	1,696
Cash, beginning	3,216	2,500
Cash, ending	$2,216	$4,196

Supplemental Cash Flow Information and non-cash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F2-4

GOLD STANDARD MINING COMPANY

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2018

NOTE 1 – NATURE OF ORGANIZATION

Gold Standard Mining Company ("GSMC" or the "Company") was incorporated in the State of Nevada on August 22, 2016, and its fiscal year end is December 31. The primary business of the Company is to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The balance sheet as of December 31, 2017 has been derived from audited financial statements, and the unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Form 10-K as of December 31, 2017.

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all adjustments (which include normal and recurring adjustments) necessary to fairly present the Company’s financial position as of June 30, 2018, and results of its operations and cash flows for the six months then ended have been made. Results for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has accumulated a deficit of $30,969 as at June 30, 2018. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management has evaluated these factors and has determined that they raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

During the six months ended June 30, 2018, there have been no changes to the Company’s significant accounting policies as described in the Annual Report on Form 10-K for the year ended December 31, 2017.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 75,000,000 shares of Common Stock with par value of $0.001. At both June 30, 2018 and December 31, 2017, 10,000,000 common shares are issued and outstanding.

At June 30, 2018, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

F2-5

NOTE 5 – RELATED PARTY TRANSACTIONS

At June 30, 2018 and December 31, 2017, the Company owed $11,276 and $5,000 respectively, to the founder for advances to the Company. The advances are unsecured, payable on demand, and carry no interest.

NOTE 6 – PROPOSED BUSINESS COMBINATION

Pursuant to an Exchange Agreement entered on November 19, 2017, the Company has agreed to acquire 100% of the outstanding shares of Seven Hundred Seventy 7 Inc. (“777”), a Wyoming corporation (“the Exchange”). As consideration, the Company will issue 64,500,000 shares of common stock (“the Exchange Shares”). GSMC shall issue the Exchange Shares to 777 by delivering a share certificate to 777 evidencing the Exchange Shares (the “Exchange Shares Certificate”) in the amount of 21,500,000 common shares. Additional 21500,000 common shares shall be issued for each of the next 2 years each year on the anniversary of the issuance of the first certificate. All 64,500,000 shares shall be considered earned upon the signing of this agreement.

As soon as practicable following the satisfaction or waiver of the conditions set forth in the agreement, the parties shall make all filings or recordings required under Nevada and Wyoming Statutes. The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds held in trust will be returned to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Until 90 days after the date funds and securities are released from the Escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

F2-6

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Gold Standard Mining Company in connection with the sale of the common stock being registered. Gold Standard Mining Company has agreed to pay all costs and expenses in connection with this offering of common stock.  Kim D. Southworth is the source of the funds for the costs of the offering. Mr. Southworth has no agreement in writing to pay the expenses of this offering on behalf of Gold Standard Mining Company and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,500
Accounting Fees	$3,500
Escrow Fees	$2,500
Registration Fee	$106

Total	$8,606

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Gold Standard Mining Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 78.7502

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

II-1

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Gold Standard Mining Company issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about December 1, 2016, the Company issued 10,000,000 shares of common stock at $0.001 (par value) to Advanced Business Strategies, LLC for an $10,000 equity investment in the Company.   As at December 31, 2016, the Company had received proceeds of $6,000, with the remaining balance of $4,000 collected subsequent to December 31, 2016.

At the time of the issuance, Advanced Business Strategies, LLC was in possession of all available material information about us. On the basis of these facts, Gold Standard Mining Company claims that the issuance of stock to Advanced Business Strategies, LLC qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Gold Standard Mining Company believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Advanced Business Strategies, LLC had fair access to all material information about Gold Standard Mining Company before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Advanced Business Strategies, LLC were at a price per share of $0.001 which is the Company’s par value. At the time of issuance, Gold Standard Mining Company was recently formed or in the process of being formed and possessed no assets.

II-2

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion of EAD Law Group, LLC
10.1	Escrow Agreement
10.2	Exchange Agreement with 777
10.3	Mine purchase agreement
23/1	Consent of Independent Auditor (S-1)
23.1a4	Consent of Independent Auditor (S-1/A4)
23.12	Consent of Independent Auditor (777)
23.13	Consent of Independent Auditor (Gold)
23.2	Consent of EAD Law Group, LLC (See Exhibit 5)
99.1	Subscription Agreement

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-3

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

a.	The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Gilbert, State of Arizona on November 13, 2018

Gold Standard Mining Company
(Registrant)

By: /s/ Kim D. Southworth
Kim D. Southworth, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim D. Southworth	President, Secretary, and Director	November 13, 2018
Kim D. Southworth	Chief Executive Officer

/s/ Kim D. Southworth	Treasurer	November 13, 2018
Kim D. Southworth	Chief Accounting Officer,
Chief Financial Officer